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                                                                 Exhibit 23.1

                      CONSENT OF INDEPENDENT ACCOUNTANTS

We hereby consent to the incorporation by reference in this Amendment No. 1 to Registration Statement on Form S-3 (File No. 333-112216) of our report dated January 20, 2004 relating to the financial statements, which appears in URS Corporation's Annual Report on Form 10-K for the year ended October 31, 2003. We also consent to the reference to us under the heading "Experts" in such Registration Statement.


                                                /s/ PricewaterhouseCoopers LLP

San Francisco, CA
February 18, 2004